As filed with the Securities and Exchange Commission on March 9, 2021
Registration No. 333-253583

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Leonardo DRS, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3812 (Primary Standard Industrial Classification Code Number)	13-2632319 (I.R.S. Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(703) 416-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William J. Lynn III
Chief Executive Officer
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(703) 416-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Mark A. Dorfman Executive Vice President, General Counsel and Secretary 2345 Crystal Drive Suite 1000 Arlington, Virginia 22202 (703) 416-8000	Craig B. Brod Jeffrey D. Karpf Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and an emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share		$	$100,000,000	10,910.00(3)
(1)Includes               shares of common stock subject to the underwriters’ option to purchase additional shares.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(3)Previously paid.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Leonardo DRS, Inc. is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-253583) to file exhibits to the Registration Statement as indicated in Item 16 in the index to exhibits. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 16.Exhibits and Financial Statement Schedules.
(a)Exhibits.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Certificate of Incorporation of Leonardo DRS, Inc. (f/k/a DRS Technologies, Inc.) (as amended)
3.2**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Leonardo DRS, Inc. (f/k/a DRS Technologies, Inc.)
3.3*	Amended and Restated Certificate of Incorporation of Leonardo DRS, Inc., as in effect
3.4*	Third Amended and Restated Bylaws of Leonardo DRS, Inc., as in effect
4.1**	Form of Common Stock Certificate
5.1***	Opinion of Sullivan & Cromwell LLP
10.1*	Form of Cooperation Agreement between Leonardo DRS, Inc., Leonardo US Holding, Inc. and Leonardo – Società per azioni
10.2*
Form of Amended and Restated Proxy Agreement by and among Leonardo DRS, Inc., the individual Proxy Holders signatories thereto, Leonardo US Holding, Inc., Leonardo – Società per azioni and the U.S. Department of Defense

10.3*
Commitment Letter re Leonardo DRS, Inc. Commitment to Mitigate Foreign Ownership, Control or Influence, dated as of January 26, 2021, by and among Leonardo DRS, Inc., Leonardo US Holding, Inc., Leonardo – Societá per azioni and the U.S. Department of Defense

10.4**	Form of Registration Rights Agreement
10.5**	Tax Allocation Agreement, dated as of November 16, 2020, by and among Leonardo US Holding, Inc., Leonardo DRS, Inc. and the other signatories thereto
10.6*	Form of Trademark License Agreement
10.7†***	Employment Agreement, dated March , 2021, between Leonardo DRS, Inc. and William J. Lynn III
10.8†**	Leonardo DRS Incentive Compensation Plan
10.9†**	Leonardo DRS Long-Term Incentive Plan
10.10†**	Leonardo DRS, Inc. Executive Severance Plan
10.11†**	Leonardo DRS, Inc. Omnibus Equity Compensation Plan
10.12†**	Form of Founders Restricted Stock Unit Award Agreement
10.13†**	Form of Officer and Director Indemnification Agreement
10.14†**	Form of Restricted Stock Unit Agreement
10.15†**	Form of Performance Restricted Stock Unit Agreement
10.16†***	Form of Credit Agreement by and among Leonardo DRS, Inc., the subsidiary guarantors named therein, and the lenders party thereto
10.17†***	Form of Bridge Loan Credit Agreement by and among Leonardo DRS, Inc., the subsidiary guarantors named therein, and the lenders party thereto
21.1**	Subsidiaries
23.1**	Consent of KPMG LLP
23.2***	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1 hereto)
24.1**	Powers of Attorney (contained on signature pages to the initially filed Registration Statement on Form S-1)
_______________
*    Filed herewith.
†    Identifies each management contract or compensatory plan or arrangement.
**    Previously filed.
***    To be filed by amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, Leonardo DRS, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia on the 9th day of March, 2021.

LEONARDO DRS, INC.

By:	/s/ William J. Lynn III
Name: William J. Lynn III
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 9, 2021 by the following persons in the capacities indicated.

Signature	Title

/s/ William J. Lynn III	Director, Chief Executive Officer (Principal Executive Officer)
William J. Lynn III

/s/ Michael D. Dippold	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Michael D. Dippold

/s/ Pamela J. Morrow	Senior Vice President and Controller (Principal Accounting Officer)
Pamela J. Morrow

*	Director
David W. Carey

*	Director
General George W. Casey, Jr. (Ret.)

*	Director
Kenneth J. Krieg

*	Director
Peter A. Marino

*	Director
Philip A. Odeen

*	Director
Frances F. Townsend

*By:	/s/ Michael D. Dippold
Michael D. Dippold
Attorney-in-Fact